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                                                                  EXHIBIT 10.3.4


                                                                  EXECUTION COPY



                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

         This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this "Amendment") is dated as of February 16, 2001 between Henry R. Nothhaft ("Executive") and XO Communications, Inc. ("Employer").

         WHEREAS, Executive and Employer are parties to an Employment Agreement dated as of June 16, 2000 (the "Employment Agreement")(capitalized terms used in this Amendment without definition shall have the meanings set forth in the Employment Agreement); and

         WHEREAS, Executive and Employer wish to amend the Employment Agreement in certain respects as set for this Amendment.

         NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. AMENDMENT TO SECTION 2 OF THE EMPLOYMENT AGREEMENT. The Employment Agreement is amended by deleting Section 2 in its entirety and by substituting in lieu thereof the following:

         "2.      EMPLOYMENT PERIOD

                  Subject to earlier termination as provided in section 5, the term of Executive's employment under this Agreement shall commence as of the Effective Date and shall continue until December 31, 2001 (the "Employment Period").

2. AMENDMENT TO SECTION 3 OF THE EMPLOYMENT AGREEMENT. The Employment Agreement is amended by deleting Section 3 in its entirety and by substituting in lieu thereof the following:

                  "During the Employment Period, Executive shall hold the office of Vice Chairman of the Board of Directors and shall devote such hours as may be reasonably necessary to perform his duties hereunder (it being agreed that from and after April 1, 2001 there shall be no obligation on Executive to devote more that 10 hours per week for such purpose) and during those hours shall devote all of his business time and expend his best efforts, energies and skills to the Employer. It is acknowledged and agreed that the Executive shall be allowed to serve on
         (i) the Board of Directors of Asia Online, Ltd., Vertical Networks Incorporated and WaveSplitter Technologies, Inc., (ii) the Telecommunications Advisory Board of Compaq Computer Corp. and (iii)
         the Technical Advisory Board of SonicWALL, Inc. and on such other
         Boards of Directors and Advisory Boards as are approved by the Chief
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         Executive Officer of the Employer (the "CEO"), or his designee, so long as such service does not materially interfere with Executive's duties and responsibilities hereunder. In addition, Executive shall be permitted to engage in certain investments as a venture capitalist or angel investor as approved by the CEO, or his designee, so long as such investment does not materially interfere with Executive's duties and responsibilities hereunder. For purposes of obtaining the approval of the CEO, or his designee, with respect to service on various Boards of Directors and Advisory Boards and investment activities as set forth above, permission will be deemed to be given by the CEO on the fifth day following written notice by Executive to the CEO, unless prior to such date the CEO provides written notice to the Executive of his disapproval. The notice required in this Section 3 may be sent via electronic mail, in which case such notice will be deemed given when actually received in the designated party's electronic inbox. Executive shall perform such duties as he may be assigned from time to time by the Board of Directors of the Employer (the "Board"), the Chief Executive Officer of the Employer or any officer of the Employer senior in rank to Executive."

3. AMENDMENT TO SECTION 4.1 OF THE EMPLOYMENT AGREEMENT. The Employment Agreement is amended by deleting Section 4.1 in its entirety and by substituting in lieu thereof the following:

                  "4.1 Base Salary. For the nine-month period commencing April 1, 2001 and ending December 31, 2001, Employer shall pay to Executive an annual base salary equal to $120,000 (the "Base Salary"). The Base Salary shall be payable in accordance with the Employer's normal payroll practices."

4. AMENDMENT TO SECTION 4.2 OF THE EMPLOYMENT AGREEMENT. The Employment Agreement is amended by deleting Section 4.2 in its entirety and by substituting in lieu thereof the following:

                  "4.2 Annual Bonus. For the fiscal year ended December 31, 2000, at the sole discretion of the Employer, Executive may receive a bonus (the "Bonus") based upon attainment of annual performance objectives to be established in the sole discretion of the Employer for the Bonus year. Executive shall not be entitled to receive a Bonus for the fiscal year ended December 31, 2001."


5. ACKNOWLEDGEMENT AND AGREEMENT REGARDING RIGHTS UNDER SECTION 5.3 OF THE EMPLOYMENT AGREEMENT AND UNDER EXECUTIVE RETENTION BONUS PLAN.


                  (a) Executive acknowledges and agrees that the modifications to the Employment Agreement contained in this Amendment shall not constitute "Good Reason" for purposes of


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         Section 5.3 of the Employment Agreement, that nothing contained in this
         Amendment shall give rise to any right on behalf of Executive to terminate the Employment Period pursuant to Section 5.3 of the Employment Agreement and that, for purposes of the definition of "Good Reason" in the Employment Agreement, he is consenting to the modifications to his employment arrangements contemplated by this Amendment.


                  (b) Executive and Employer agree that for purposes of determining the vesting of unvested shares of Restricted Stock and payment of any unpaid amounts of Executive's Cash Bonus Target pursuant to the Executive Retention Bonus Plan as it relates to that portion of such shares and bonus that are earned based on the satisfaction of performance standards for the year 2001, if Executive continues his employment throughout the remainder of the Term, such shares shall continue to vest and become transferable and no longer subject to forfeiture and the payment of any unpaid portion of such Cash Bonus Target shall be paid at the times set forth in the Executive Retention Bonus Plan, but only to the degree that the Performance Goals in the Executive Retention Bonus Plan are met, as though Executive were still employed with the Employer on the date or dates of such vesting without regard to whether Executive is so employed. The provisions of this
         Section 5(b) shall not affect any rights Executive may have pursuant to
         Section 6.1 of the Employment Agreement.


6. AMENDMENT TO SECTION 8 OF THE EMPLOYMENT AGREEMENT. The Employment Agreement is amended by deleting the fourth full sentence of Section 8 in its entirety and by substituting in lieu thereof the following:

                  "For purposes of obtaining the approval of the CEO, or his designee, with respect to certain investment activities as a venture capitalist or angel investor, as set forth above, permission will be deemed to be given by the CEO on the fifth day following written notice by Executive to the CEO, unless prior to such date the CEO provides written notice to the Executive of his disapproval."


7. VACATION ACCRUAL. Executive acknowledges and agrees that under Employer's vacation accrual policies Executive will cease to accrue vacation as of April 1, 2001. The parties agree that Executive shall retain all rights under Employer's vacation policy with respect to vacation accrued prior to April 1, 2001.

8. CONFIRMATION OF EMPLOYMENT AGREEMENT. Except as specifically amended by this Agreement, the Employment Agreement shall remain in full force and effect and is hereby ratified and confirmed.


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9.       GOVERNING LAW. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws therein.

10. HEADINGS. All descriptive headings in this Amendment are inserted for convenience only and shall be disregarded in construing or applying any provision of this Amendment or the Employment Agreement.

11. COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       XO COMMUNICATIONS, INC.


                                       By: /s/ Gary D. Begeman
                                           -----------------------------------
                                       Name: Gary D. Begeman

                                       Title: Senior Vice President




                                        /s/ Henry R. Nothhaft
                                       ---------------------------------------
                                       Henry R. Nothhaft


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